Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Lincoln Electric Holdings, Inc., an Ohio corporation (“Registrant”), hereby constitutes and appoints Vincent K. Petrella and Frederick G. Stueber, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning Common Shares of the Company and plan interests to be offered in connection with the Registrant’s Employee Savings Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 15th day of December, 2014.

/s/ Christopher L. Mapes	/s/ G. Russell Lincoln
Christopher L. Mapes Chairman, President and Chief Executive Officer (principal executive officer)	G. Russell Lincoln Director

/s/ Vincent K. Petrella	/s/ Kathryn Jo Lincoln
Vincent K. Petrella Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	Kathryn Jo Lincoln Director

/s/ Harold L. Adams	/s/ William E. MacDonald, III
Harold L. Adams Director	William E. MacDonald III Director

/s/ Curtis E. Espeland	/s/ Phillip J. Mason
Curtis E. Espeland Director	Phillip J. Mason Director

/s/ David H. Gunning	/s/ Hellene S. Runtagh
David H. Gunning Director	Hellene S. Runtagh Director

/s/ Stephen G. Hanks	/s/ George H. Walls, Jr.
Stephen G. Hanks Director	George H. Walls, Jr. Director

/s/ Robert J. Knoll
Robert J. Knoll Director